SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)                  June 29, 2001
                                                         -----------------------


                              POSITRON CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)



           Texas                     000-24902                    76-0083622
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(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
    of Incorporation)                                        Identification No.)



       1304 Langham Creek Drive, Suite 310, Houston, Texas                77048
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       (Address of Principal Executive Offices)                       (Zip Code)



                                 (281) 492-7100
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              (Registrant's Telephone Number, Including Area Code)



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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.   OTHER EVENTS.

Loan Agreement with Imatron Inc.
-------------------------------

     On June 29, 2001 Positron Corporation (the "Company") entered into a Loan Agreement with Imatron Inc. ("Imatron"), a principal shareholder of the Company, pursuant to which Imatron agreed to loan to the company up to $2,000,000 on certain terms and conditions. The loan is due June 30, 2002 and is secured by substantially all of the Company's assets. In connection with the loan the Company issued to Imatron a warrant to purchase 6,000,000 shares of the Company's common stock at $0.30 per share. The Company has agreed to register the shares issuable upon exercise of the warrant.


ITEM 7.   EXHIBITS

     Exhibit 10.1  Loan  Agreement   dated  June  29,  2001  between   Positron
                   Corporation and Imatron Inc.

     Exhibit 10.2  Promissory Note dated June 29, 2001 issued to Imatron Inc.

     Exhibit 10.3 Security Agreement dated June 29, 2001 between Positron Corporation and Imatron Inc.

     Exhibit 10.4 Registration Rights Agreement dated June 29, 2001 between Positron Corporation and Imatron Inc.







                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                 POSITRON CORPORATION


Date: July 10, 2001              By:  /s/ Gary H. Brooks
                                    ------------------------------
                                     Gary H. Brooks
                                     President



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